Exhibit 10.2

SIDE LETTER

This SIDE LETTER (this “Agreement”), dated as of April 6, 2016, is made and entered into by and between ZAIS FINANCIAL CORP., a Maryland corporation (the “Company”) and WATERFALL ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Manager”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Management Agreement (defined below).

WHEREAS, the Company is a party to the Agreement and Plan of Merger, dated as of April 6, 2016 (the “Merger Agreement”), by and among the Company, ZAIS Financial Partners, L.P., a Delaware limited partnership (“Company Operating Partnership”), ZAIS Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), Sutherland Asset Management Corporation (“Sutherland”), and Sutherland Partners, L.P. (“Sutherland Operating Partnership”), whereby Sutherland will merge with and into Merger Sub, with Merger Sub being the surviving company under the name of “Sutherland Asset Management LLC” and a wholly owned subsidiary of the Company, and whereby Company Operating Partnership will merge with Sutherland Operating Partnership, with Company Operating Partnership being the surviving entity under the name “Sutherland Partners, L.P.” and whereby the Company will amend its charter to change its name to “Sutherland Asset Management Corporation”, in each case effective as of the Effective Date (as defined below);

WHEREAS, concurrently with the execution of this Agreement, the Company will execute the Management Agreement (the “Management Agreement”) with the Manager, pursuant to which, as of the Effective Date (as defined below), the Manager will provide for the day-to-day management of the operations of the Company and its subsidiaries and will be responsible for the selection, purchase and sale of the Company’s portfolio investments, the Company’s financing activities, and providing the Company with investment advisory, asset management and other services, all as more specifically described in the Management Agreement;

WHEREAS, in order to address certain potential conflicts arising from and after the Effective Date from the Company’s relationship with the Manager and the Manager’s relationship with its affiliates, the parties hereto desire to set forth certain policies relating to future investment vehicles sponsored by the Manager or its affiliates; and

WHEREAS, this Agreement will become effective if and when the closing under the Merger Agreement occurs, and will terminate automatically upon any termination of the Merger Agreement in accordance with its terms.

NOW, THEREFORE, for the mutual promises made herein and in the other agreements executed by the parties concurrently herewith or contemplated hereby, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Article I

ADDITIONAL INVESTMENT VEHICLES

Section 1.01         Additional Investment Vehicles. During the term of this Agreement, neither the Manager nor any of its affiliates shall (i) sponsor or manage any additional investment vehicle where the Company does not participate as an investor whose primary investment strategy will involve small-balance commercial (“SBC”) mortgage loans, unless the Manager obtains the prior approval of a majority of the Board of Directors of the Company (the “Board of Directors”) (including a majority of the Company’s independent directors) or (ii) acquire a portfolio of assets, a majority of which (by value or unpaid principal balance) are SBC mortgage loans on behalf of another investment vehicle (other than acquisitions of SBC asset backed securities), unless the Company is first offered the investment opportunity and a majority of the Board of Directors (including a majority of the Company’s independent directors) decide not to acquire such assets; provided, for the avoidance of doubt, the Board of Directors has previously waived the forgoing restrictions with respect to past transactions as they relate to Waterfall Olympic Master Fund, LP or Waterfall Olympic Fund, Ltd.

Article II

TERM

Section 2.01         Term. This Agreement shall be effective as of the Closing Date (as defined in the Merger Agreement) (the “Effective Date”) and shall terminate on the first to occur of any of the following events:

(a)          Immediately upon the execution by all parties hereto of a written agreement to terminate this Agreement (or upon the effective date of such termination as specified in such written agreement); provided, however, that such termination shall not be effective unless and until it has been consented to by a majority of the Board of Directors, including a majority of the Company’s independent directors; or

(b)          At such time as either (i) the Management Agreement is terminated by any party thereto, for any reason, or (ii) the Manager ceases to be the manager of the Company and its subsidiaries for any reason.

Section 2.02         Rights of Termination. If this Agreement is terminated, such termination shall be without any further liability or obligation of either party to the other, except as provided in Section 3.07.

Section 2.03         Termination Prior to Effective Date. This Agreement shall terminate automatically upon any termination of the Merger Agreement in accordance with its terms, and such termination shall be without any further liability or obligation of either party to the other, except as provided in the Merger Agreement.

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Article III

MISCELLANEOUS PROVISIONS

Section 3.01         Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

Section 3.02         Notice.

(a)          Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

If to the Manager:

Waterfall Asset Management, LLC
1140 Avenue of the Americas, 7th Floor
New York, New York 10036
Attention: Kenneth Nick
Facsimile: 212-843-8909
Telephone: 212- 257-4606

If to the Company:

Prior to the Effective Date: The notice address of the Company as set forth in the Merger Agreement.

Following the Effective Date:

Sutherland Asset Management Corporation
1140 Avenue of the Americas, 7th Floor
New York, New York 10036
Attention: Kenneth Nick
Facsimile: 212-843-8909
Telephone: 212- 257-4606

(b)          Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 3.02 for the giving of notice.

Section 3.03         Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.

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Section 3.04         Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and the Management Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement and the Management Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of the Management Agreement, and in the event of any inconsistency or conflict between this Agreement and the Management Agreement, the terms, conditions and provisions of this Agreement shall govern and control.

Section 3.05         Amendments. This Agreement may be amended or modified only by an agreement in writing signed by all parties hereto; provided, that any such amendment shall not be effective unless and until it has been approved by a majority of the Board of Directors, including a majority of the Company’s independent directors.

Section 3.06         No Waivers; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 3.07         Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES TO THE CONTRARY.

Section 3.08         Headings. The headings contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provisions of this Agreement.

Section 3.09         Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 3.10         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their representatives on the date first written above.

MANAGER

WATERFALL ASSET MANAGEMENT, LLC
a Delaware limited liability company

By:	/s/ Jack J. Ross
Name: Jack J. Ross
Title: Authorized Person

COMPANY

ZAIS FINANCIAL CORP.
a Maryland corporation

By:	/s/ Michael Szymanski
Name: Michael Szymanski
Title: President and Chief Executive Officer

[Waterfall Side Letter – Signature Page]